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



                              KRONOS INCORPORATED
                  Exhibit 11 - Statement re Computation of Per
                      Share Earnings (In thousands, except
                          share and per share amounts)

                                                   Three Months Ended        Nine Months Ended
                                                -----------------------   -----------------------
                                                 June 29,      July 1,     June 29,      July 1,
                                                   1996         1995         1996         1995
                                                ----------   ----------   ----------   ----------

Net income ..................................   $    2,954   $    2,278   $    7,470   $    4,955
                                                ==========   ==========   ==========   ==========


Net income per common share:
      Primary:
          Weighted average shares outstanding    8,076,878    7,855,761    8,015,612    7,794,203
          Common Stock equivalents ..........      274,541      308,303      301,915      297,036
                                                ----------   ----------   ----------   ----------
          Total .............................    8,351,419    8,164,064    8,317,527    8,091,239
                                                ==========   ==========   ==========   ==========

          Net income per common share .......   $     0.35   $     0.28   $     0.90   $     0.61
                                                ==========   ==========   ==========   ==========


      Fully diluted:
          Weighted average shares outstanding    8,076,878    7,855,761    8,015,612    7,794,203
          Common Stock equivalents ..........      303,481      340,568      316,424      322,059
                                                ----------   ----------   ----------   ----------
          Total .............................    8,380,359    8,196,329    8,332,036    8,116,262
                                                ==========   ==========   ==========   ==========

          Net income per common share .......   $     0.35   $     0.28   $     0.90   $     0.61
                                                ==========   ==========   ==========   ==========
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